USA VIDEO INTERACTIVE CORP.

(the “Company”)

NOTICE OF CHANGE OF AUDITOR OF A REPORTING ISSUER

GIVEN PURSUANT TO NATIONAL INSTRUMENT 51-102

TO:

British Columbia Securities Commission

Alberta Securities Commission

TSX Venture Exchange

NOTICE IS HEREBY GIVEN that the Company has terminated GLO CPAs LLP, of Houston, Texas, as auditor of the Company effective March 25, 2009, and John A. Braden & Company, P.C., CPAs, of Houston, Texas were appointed as auditor for the Company in their place, to hold office for the ensuing year, effective March 25, 2009.

There have been no reservations in the auditors’ reports for the two most recently completed fiscal year ends nor have there been any reportable events.

The appointment of John A. Braden & Company, P.C., CPAs, to the position of auditor was approved by the audit committee and the board of directors of the Company.

The Reporting Package, consisting of a copy of this Notice and copies of the letters from the former Auditor and the successor Auditor indicating their agreement with the information contained in this Notice, has been reviewed by the Directors of the Company and the Audit Committee.

DATED at Vancouver, British Columbia, this 25th day of March, 2009.

By Order of the Board of Directors of

USA VIDEO INTERACTIVE CORP.

“Edwin Molina”

EDWIN MOLINA,

Chief Executive Officer